Exhibit 99.1

FOR IMMEDIATE

Contacts:

Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	—or—	Natalie Temple Investor Relations Akamai Technologies 617-444-3635 ntemple@akamai.com

AKAMAI REPORTS FIRST QUARTER 2011

FINANCIAL RESULTS

•	First quarter revenue of $276.0 million, up 15 percent year-over-year

•	GAAP net income of $50.6 million, or $0.26 per diluted share, up 24 percent year-over-year

•	Normalized net income* of $72.2 million, or $0.38 per diluted share, up 9 percent year-over-year

•	Board of Directors authorizes second $150 million expansion of share repurchase program

CAMBRIDGE, Mass. – April 27, 2011 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading provider of cloud optimization services, today reported financial results for the first quarter ended March 31, 2011. Revenue for the first quarter of 2011 was $276.0 million, a 15 percent increase over first quarter 2010 revenue of $240.0 million.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the first quarter of 2011 was $50.6 million, or $0.26 per diluted share, a 24 percent increase from first quarter 2010 GAAP net income of $40.9 million, or $0.22 per diluted share, and a 4 percent decrease from fourth quarter 2010 GAAP net income of $52.5 million, or $0.27 per diluted share.

The Company generated normalized net income* of $72.2 million, or $0.38 per diluted share, in the first quarter of 2011, a 9 percent increase over first quarter 2010 normalized net income of $66.0 million, or $0.35 per diluted share , and a 6 percent decrease from the prior quarter normalized net income of $76.5 million, or $0.40 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

“Continued demand for our value-added solutions, now comprising almost 60 percent of our business, drove our strong results in the first quarter,” said Paul Sagan, CEO of Akamai. “We have built a portfolio of cloud computing solutions that leverages our intelligent Internet platform and is designed to address the diverse needs of businesses on the Web.”

Adjusted EBITDA* for the first quarter of 2011 was $129.2 million, consistent with the prior quarter, and up from $118.1 million in the first quarter of 2010. Adjusted EBITDA margin for the first quarter was 47 percent, up 2 points from the prior quarter and down 2 points from the same period last year. (*See Use of Non-GAAP Financial Measures below for definitions.)

Cash from operations was $88.5 million in the first quarter of 2011, or 32 percent of revenue. At the end of the first quarter of 2011, the Company had approximately $1.26 billion in cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 18 percent and 30 percent, respectively, of revenue for the first quarter of 2011.

The Company also announced that its Board of Directors has authorized a second $150 million expansion of its share repurchase program, which is expected to be funded by cash from operations. The Company’s goal for this program, which will extend for 12 months beginning in May 2011, is to offset dilution created by its equity compensation programs.

The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit the Company to repurchase shares when the Company might otherwise be precluded from doing so under insider trading laws. The Company may choose to suspend or discontinue the repurchase program at any time but cannot carry over unused authorization amounts to future periods.

During the first quarter of 2011, the Company repurchased approximately 1 million shares of common stock for an aggregate of $42.8 million at an average price of $41.60 per share. As of March 31, 2011, the Company had repurchased a total of 6.8 million shares for an aggregate of $201.1 million at an average price of $29.53 per share, under the share repurchase program that was initially approved by the Board of Directors in April 2009.

As of March 31, 2011, the Company had approximately 186.9 million shares of common stock outstanding.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-730-5767 (or 1-857-350-1591for international calls) and using passcode No. 76371792. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 95542558.

About Akamai

Akamai® provides market-leading, cloud-based services for optimizing Web and mobile content and applications, online HD video, and secure e-commerce. Combining highly-distributed, energy-efficient computing with intelligent software, Akamai’s global platform is transforming the cloud into a more viable place to inform, entertain, advertise, transact and collaborate. To learn how the world’s leading enterprises are optimizing their business in the cloud, please visit www.akamai.com and follow @Akamai on Twitter.

Financial Statements

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Mar. 31, 2011	Dec. 31, 2010
Assets
Cash and cash equivalents	$217,174	$231,866
Marketable securities	346,344	374,733
Restricted marketable securities	51	272
Accounts receivable, net	169,656	175,366
Deferred income tax assets, current portion	28,134	28,201
Prepaid expenses and other current assets	55,455	48,029

Current assets	816,814	858,467
Marketable securities	693,623	636,486
Restricted marketable securities	45	45
Property and equipment, net	266,968	255,929
Goodwill and other intangible assets, net	511,093	515,370
Other assets	11,425	11,153
Deferred income tax assets, net	74,831	75,226

Total assets	$2,374,799	$2,352,676

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$112,951	$120,046
Other current liabilities	21,144	25,105

Current liabilities	134,095	145,151
Other liabilities	30,516	29,920

Total liabilities	164,611	175,071
Stockholders’ equity	2,210,188	2,177,605

Total liabilities and stockholders’ equity	$2,374,799	$2,352,676

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2011	2010	2010

Revenues	$275,953	$284,688	$240,029

Costs and operating expenses:
Cost of revenues * †	89,068	86,277	67,474
Research and development *	12,594	13,775	13,179
Sales and marketing *	53,365	66,230	49,668
General and administrative * †	43,901	41,793	39,550
Amortization of other intangible assets	4,277	4,267	4,108

Total costs and operating expenses	203,205	212,342	173,979

Operating income	72,748	72,346	66,050

Interest income, net	(2,960)	(2,793)	(2,662)
Loss on early extinguishment of debt	—	5	—
Other loss, net	1,035	1,149	75

Income before provision for income taxes	74,673	73,985	68,637
Provision for income taxes	24,056	21,475	27,759

Net income	$50,617	$52,510	$40,878

Net income per share:
Basic	$0.27	$0.29	$0.24
Diluted	$0.26	$0.27	$0.22

Shares used in per share calculations:
Basic	186,849	183,362	171,101
Diluted	191,383	191,837	189,013

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended
	Mar. 31 2011	Dec. 31, 2010	Mar. 31, 2010

Cash flows from operating activities:
Net income	$50,617	$52,510	$40,878

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	41,134	39,179	33,170
Stock-based compensation	15,712	18,495	19,108
Provision for deferred income taxes, net	—	(4,436)	24,638
Excess tax benefits from stock-based compensation	(9,012)	(6,594)	(3,173)
Loss (gain) on investments and disposal of property and equipment, net	117	(205)	19
Provision for doubtful accounts	322	(561)	1,153
Non-cash portion of loss on early extinguishment of debt	—	5	—
Changes in operating assets and liabilities:
Accounts receivable	7,557	(17,221)	2,582
Prepaid expenses and other current assets	(6,076)	29,304	(11,378)
Accounts payable, accrued expenses and other current liabilities	(8,391)	(44)	(13,320)
Accrued restructuring	—	(450)	(45)
Deferred revenue	(3,453)	(2,328)	(2,409)
Other noncurrent assets and liabilities	(16)	2,705	(3,470)

Net cash provided by operating activities	88,511	110,359	87,753

Cash flows from investing activities:
Cash paid for acquired business, net of cash received	(175)	(458)	—
Purchases of property and equipment and capitalization of internal-use software costs	(46,235)	(48,700)	(35,190)
Proceeds from sales and maturities of short- and long-term marketable securities	247,267	226,651	187,557
Purchases of short- and long-term marketable securities	(275,615)	(246,406)	(232,065)
Proceeds from the sale of property and equipment	25	124	23
Increase in other investments	—	—	(500)
Decrease in restricted investments held for security deposits	221	330	8

Net cash used in investing activities	(74,512)	(68,459)	(80,167)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	3,959	13,830	4,046
Excess tax benefits from stock-based compensation	9,012	6,594	3,173
Repurchase of common stock	(43,678)	(27,299)	(22,245)

Net cash used in financing activities	(30,707)	(6,875)	(15,026)

Effects of exchange rate changes on cash and cash equivalents	2,016	(726)	(641)

Net (decrease) increase in cash and cash equivalents	(14,692)	34,299	(8,081)
Cash and cash equivalents, beginning of period	231,866	197,567	181,305

Cash and cash equivalents, end of period	$217,174	$231,866	$173,224

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2011	2010	2010
Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$555	$696	$701
Research and development	2,762	3,317	3,993
Sales and marketing	6,846	8,863	9,024
General and administrative	5,549	5,619	5,390

Total stock-based compensation	$15,712	$18,495	$19,108

Depreciation and amortization:
Network-related depreciation	$30,687	$28,807	$23,055
Capitalized stock-based compensation amortization	2,065	1,987	1,875
Other depreciation and amortization	4,105	4,068	3,922
Amortization of other intangible assets	4,277	4,267	4,108

Total depreciation and amortization	$41,134	$39,129	$32,960

Capital expenditures:
Purchases of property and equipment	$35,600	$39,684	$28,203
Capitalized internal-use software	10,635	9,016	6,987
Capitalized stock-based compensation	1,824	2,221	1,477

Total capital expenditures	$48,059	$50,921	$36,667

Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$13,835	$53,197	$34,897

End of period statistics:
Number of employees	2,225	2,200	1,838
Number of deployed servers	89,331	84,259	65,563

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which may make comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt and gains on legal settlements. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on the historical cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments and loss on early extinguishment of debt. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “normalized net income per share” as normalized net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations. Akamai considers normalized net income per share to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2011	2010	2010

Net income	$50,617	$52,510	$40,878

Amortization of other intangible assets	4,277	4,267	4,108
Stock-based compensation	15,712	18,495	19,108
Amortization of capitalized stock-based compensation	2,065	1,987	1,875
Loss on early extinguishment of debt	—	5	—
Acquisition related costs (benefits)	(440)	(760)	—

Total normalized net income:	72,231	76,504	65,969

Interest income, net	(2,960)	(2,793)	(2,662)
Provision for income taxes	24,056	21,475	27,759
Depreciation and amortization	34,792	32,875	26,977
Other loss, net	1,035	1,149	75

Total Adjusted EBITDA:	$129,154	$129,210	$118,118

Normalized net income per share:
Basic	$0.39	$0.42	$0.39
Diluted	$0.38	$0.40	$0.35

Shares used in normalized per share calculations:
Basic	186,849	183,362	171,101
Diluted	191,383	191,837	189,013

# # #

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated growth and development of our business and the markets in which we operate. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, inability to continue to generate positive cash flow, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, failure of our stock repurchase program to offset a significant amount of dilution created by our equity compensation programs, a failure of Akamai’s services or network infrastructure, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.